                                                                    EXHIBIT 4.03

                                WARRANT AGREEMENT



         This Warrant Agreement (this "Agreement") is made and entered into as of April 29, 1998, by and between Excite, Inc., a California corporation (the "Company"), and Netscape Communications Corporation, a Delaware corporation (the "Investor").

                                     RECITAL

        WHEREAS, the Company desires to issue to the Investor, and the Investor desires to receive from the Company, warrants to purchase shares of the Company's Common Stock on the terms and conditions set forth in this Agreement in consideration of the execution and delivery by the Investor of a "Netcenter Services Agreement" between the parties (the "Netcenter Services Agreement");

        NOW, THEREFORE, in consideration of the foregoing recital, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1.   ISSUANCE OF WARRANTS.

                  1.1 Issuance of Warrants. Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Investor, at the closing provided for in Section 2.1 below (the "Closing"), two (2) warrants (the "Warrants") to purchase shares of the Company's Common Stock having an aggregate exercise price of Fifty Million Dollars ($50,000,000), which amount shall be subject to adjustment as provided in the Warrant attached hereto as Exhibit B) (the "Shares"). The Warrants shall be in the forms of Exhibit A and Exhibit B attached hereto. It is understood and agreed that the sole consideration for the Company's issuance of the Warrants to the Investor shall be the Investor's entering into the Netcenter Services Agreement with the Company; the Investor will not be required to pay any issuance price or other amount to the Company or to any other person or entity in connection with the Company's issuance of the Warrants to the Investor; provided, however, that in order to exercise the Warrants, in whole or in part, the Investor will be required to pay the exercise prices set forth therein (except as otherwise provided therein).


         2.   CLOSING AND CLOSING DELIVERIES.

                  2.1 Closing. The closing hereunder (the "Closing") shall take place at 11:00 a.m. on April 30, 1998 at the offices of Morrison & Foerster LLP, Palo Alto, California. The date of the Closing is hereinafter referred to as the "Closing Date".

                  2.2 Closing Deliveries by the Company. Subject to the terms of this Agreement, at the Closing, the Company shall deliver to the Investor the following:

                                    (i)     Warrants in the forms of Exhibit A
and Exhibit B attached hereto, duly executed by an authorized officer of the Company;

                                    (ii) A certificate signed on the Company's
behalf by its Chief Executive Officer and its Chief Financial Officer, certifying that: (1) each of the representations and warranties of the Company contained in Section 3 are true and correct on and as of the Closing Date in all material respects; and (2) the Company has performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement and the Netcenter Services Agreement that are required to be performed or complied with by it on or before the Closing Date and has obtained all material approvals, consents and qualifications necessary to enter into this Agreement and the Netcenter Services Agreement and to consummate the issuance of the Warrants (and the issuance of the Shares upon exercise thereof) to the Investor and the other transactions contemplated by this Agreement and the Netcenter Services Agreement.

                                    (iii) A copy of the Articles of
Incorporation of the Company, certified as of a recent date by the Secretary of State of California as a complete and correct copy thereof as of such date;

                                    (iv) A certificate of the Secretary of the
Company, which has attached thereto: (1) the Bylaws of the Company (as amended through the date thereof), certified by the Secretary of the Company as a true and correct copy thereof as of the date of the certificate, and (2) a copy, certified by the Secretary of the Company as a complete and correct copy thereof, of the resolutions of the Board of Directors of the Company providing for the approval of this Agreement and the Netcenter Services Agreement, the issuance of the Warrants (and the issuance of the Shares upon exercise thereof) to the Investor and the consummation of the transactions contemplated by this Agreement and the Netcenter Services Agreement; and

                                    (v)     An opinion addressed to the
Investor, dated as of the date of the Closing, from Fenwick & West LLP, counsel to the Company, in the form of Exhibit C hereto.

                  2.3 Closing Deliveries by the Investor. At the Closing, the Investor shall deliver to the Company the following:

                                    (i)     A certificate signed on the
Investor's behalf by an authorized officer certifying that (1) each of the representations and warranties of the Investor contained in Section 4 are true and correct on and as of the Closing Date in all material respects; and (2) the Investor has performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement and the Netcenter Services Agreement that are required to be performed or complied with by it on or before the Closing Date and has obtained all material approvals, consents and qualifications necessary to enter into this

Agreement and the Netcenter Services Agreement and to consummate the transactions contemplated by this Agreement and the Netcenter Services Agreement;

                                    (ii) A copy of the Certificate of
Incorporation of the Investor, certified as of a recent date by the Secretary of State of Delaware as a complete and correct copy thereof as of such date; and

                                    (iii) A certificate of the Secretary of the
Investor, which has attached thereto the Bylaws of the Investor (as amended through the date thereof), certified by the Secretary of the Investor as a true and correct copy thereof as of the date of the certificate.

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that the statements in this Section 3 are true and correct, except as set forth in the Disclosure Letter from the Company dated April 29, 1998 (the "Disclosure Letter").

                  3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and authority required to (a) carry on its business as presently conducted, and (b) enter into this Agreement and the Netcenter Services Agreement, and to consummate the transactions contemplated hereby and thereby, including the issuance of the Warrants (and the issuance of the Shares upon exercise thereof) to the Investor. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities of the Company or the Investor, as applicable; provided, however, that any adverse change or effect that is primarily caused by (i) conditions affecting the United States economy generally, (ii) conditions generally affecting the Internet industry or (iii) the announcement or pendency of this Agreement or the Netcenter Services Agreement, shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect;" provided further, that any adverse change in the stock price of the Company or the Investor, as applicable, as quoted on the Nasdaq National Market shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect."

                  3.2 Capitalization. As of the date of this Agreement the capitalization of the Company is as follows:

                           (a) Common Stock.  A total of 50,000,000 authorized
shares of Common Stock, of which 22,317,229 shares were issued and outstanding as of March 31, 1998. All of such outstanding shares are validly issued, fully paid and non-assessable.

                           (b) Preferred Stock.  A total of 4,000,000 authorized
shares of Preferred Stock (the "Preferred Stock"), none of which is issued or outstanding.

                           (c) Options, Warrants, Reserved Shares.  Except for
(i) 4,835,000 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 1997, (ii) an aggregate of 1,303,000 shares of Common Stock reserved for issuance as of such date for future grants or sale under the Company's 1995 Equity Incentive Plan, 1996 Equity Incentive Plan, 1996 Directors Plan and 1996 Employee Stock Purchase Plan (the "Plans"), (iii) 95,122 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock as of such date, (iv) 325,000 shares of Common Stock issuable upon conversion of Series E-3 Convertible of Preferred Stock issuable upon the exercise of a warrant, and (v) 166,667 shares of Common Stock issuable upon the conversion of a Convertible Promissory Note with Itochu Corporation, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Except for any stock repurchase rights of the Company under the Plans, no shares of the Company's outstanding capital stock, or stock issuable upon exercise, conversion or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement, commitment or other obligation of the Company.

                  3.3 Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the Netcenter Services Agreement, the authorization and issuance of the Warrants and the authorization, reservation for issuance, issuance and delivery of all of the Shares issuable upon exercise of the Warrants has been taken, and this Agreement, the Netcenter Services Agreement and the Warrants constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

                  3.4      Valid Issuance of Stock.

                           (a) The Shares, when issued and delivered upon
exercise of the Warrants in accordance with the terms thereof, shall be duly and validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

                           (b) Based in part on the representations made by the
Investor in Section 4 hereof, the Warrants are being issued, and upon exercise thereof the Shares will be issued, in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of the states of the United States.

                  3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated hereby and by the Netcenter Services Agreement, including the issuance of the Warrants and the issuance of the Shares upon exercise thereof, except for the filing of such qualifications or filings under the Securities Act and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings have been made, in the case of qualifications, on or prior to the date hereof, and have been made or will be made, in the case of filings, within the time prescribed by law.

                  3.6 Non-Contravention. The execution, delivery and performance of this Agreement and the Netcenter Services Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Warrants and the issuance of the Shares upon exercise thereof, do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company; (ii) constitute a material violation of any provision of any federal, state, local or foreign law, rule or regulation binding upon or applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound or affected in such a manner as would have a Material Adverse Effect on the Company.

                  3.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending: (a) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement and the Netcenter Services Agreement; or (b) that has not previously been disclosed in one of the SEC Documents (as defined below) and is currently required to be disclosed under the rules of the SEC in any registration statement, report or proxy statement filed with the SEC. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality having a Material Adverse Effect on the Company. No Action by the Company is currently pending nor does the Company intend to initiate any Action that is reasonably likely to have a Material Adverse Effect on the Company.

                  3.8 Registration Rights. Except as set forth in Section 5 below, the Company is not currently subject to any grant or agreement to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission (the "SEC" or "Commission") or registered or qualified with any other governmental authority.

                  3.9      SEC Documents.

                           (a) The Company has furnished to the Investor prior
to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 ("Form 10-K"), and all other registration statements, reports and proxy statements filed by the Company with the Commission on or after December 31, 1997 (the Form 10-K and such registration statements, reports and proxy statements are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of the respective date thereof, did not, as of the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except as may have been corrected in a subsequent SEC Document. The Company is not a party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to the SEC Documents that is not so filed.

                           (b) The Form 10-K contains the Company's audited
financial statements (the "Audited Financial Statements") for the fiscal year ended December 31, 1997 (the "Balance Sheet Date"). Since the Balance Sheet Date, the Company has duly filed with the Commission all registration statements, reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act. The audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the date hereof fairly present, in conformity with generally accepted accounting principles (" GAAP ") (except as otherwise permitted by Form 10-Q) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as at the date thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year and audit adjustments in the case of unaudited interim financial statements).

                           (c) Except as and to the extent reflected or reserved
against in the Company's Audited Financial Statements (including the notes thereto), the Company has no material liabilities (whether accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined or determinable) other than: (i) liabilities incurred in the ordinary course of business since the Balance Sheet Date that are consistent with the Company's past practices, (ii) liabilities with respect to agreements to which the Investor is a party, and
(iii) other liabilities that either individually or in the aggregate, would not result in a Material Adverse Effect on the Company.

                           (d) The Company meets the requirements for the use of
Form S-3 for registration of the sale by the Investor of the Registrable Securities (as defined below), and the Company covenants that it shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

                  3.10 Absence of Certain Changes Since Balance Sheet Date. Since the Balance Sheet Date, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

                           (a) any declaration, setting aside or payment of any
dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company's capital stock;

                           (b) any damage, destruction or loss, whether or not
covered by insurance, except for such occurrences that have not resulted, and are not expected to result, in a Material Adverse Effect on the Company;

                           (c) any waiver by the Company of a valuable right or
of a material debt owed to it, except for such waivers that have not resulted, and are not expected to result, in a Material Adverse Effect on the Company;

                           (d) any material change or amendment to, or any
waiver of any material rights under, a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect on the Company;

                           (e) any change by the Company in its accounting
principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; and

                           (f) any other event or condition of any character,
except for such events and conditions that have not resulted, and cannot reasonably be expected to result, in a Material Adverse Effect on the Company.

                  3.11 Full Disclosure. The information contained in this Agreement, the Disclosure Letter, and the SEC Documents, together with the other written disclosures made by the Company to the Investor in the course of their discussions leading to this Agreement, taken together, with respect to the business, operations, assets, results of operations and financial condition of the Company is true and complete in all material respects and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


         4.  REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INVESTOR.

         The Investor hereby represents and warrants to the Company as follows, provided, however, that nothing set forth in this Article 4 shall limit or modify the representations and warranties made by the Company in Article 3.

                  4.1 Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of the Investor. The Agreement constitutes the Investor's valid and legally binding obligation, enforceable against it in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. The Investor has full corporate power and authority to enter into this Agreement.

                  4.2 Acquisition for Own Account. The Warrants are being acquired, and the Shares will be acquired, for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof without registration under the Securities Act or an exemption therefrom.

                  4.3 Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  4.4 Restricted Securities. The Investor understands that the Warrants to be issued to the Investor hereunder and the Shares issuable upon exercise thereof are "restricted securities" under the Securities Act inasmuch as they are being acquired or will be acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  4.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated hereby and by the Netcenter Services Agreement, including the acquisition of the Warrants and the purchase of the Shares upon exercise thereof. All such qualifications have been made, in the case of qualifications, on or prior to the date hereof, and have been or will be made, in the case of filings, within the time prescribed by law.

                  4.6 Non-Contravention. The execution, delivery and performance of this Agreement and the Netcenter Services Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby and thereby, including the acquisition of the Warrants and the purchase of the Shares upon exercise thereof, do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Investor; (ii) constitute a material violation of any provision of any federal, state, local or foreign law, rule or regulation binding upon or applicable to the Investor; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Investor is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Investor under, any contract to which the Investor is a party or any permit, license or similar right relating to the Investor or by which the Investor may be bound or affected in such a manner as would have a Material Adverse Effect on the Investor.

                  4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor agrees not to make any disposition of all or any portion of the Warrants without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion. The Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

                           (a) there is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b) the Investor has notified the Company of the
proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and the Investor has furnished the Company, at the expense of the Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) of this Section 4.7, no such registration statement or opinion of counsel will be required for any transfer of any Shares in compliance with SEC Rule 144, Rule 144A or Rule 145(d), or if such transfer otherwise is exempt from the registration requirements of the Securities Act in the opinion of the Company's counsel. Furthermore, notwithstanding the other provisions of this Section 4.7, the Investor shall be permitted to transfer all or any portion of the Warrants (i) to an underwriter of a public offering of Common Stock if and only if the Warrants (or any such portion) shall be immediately exercised by such underwriter and the Shares issued upon such exercise are immediately sold to the public, (ii) to any affiliate (as that term is defined in the Securities Act) of the Investor, or (iii) in connection with any merger or consolidation to which the Investor is a party, any sale of all or substantially all of the Investor's assets or any other acquisition of the Investor.

                  4.8 Legends. Certificates evidencing the Warrants and the Shares will bear the following legend:

                  THE SECURITIES REPRESENTED HEREBY HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES
                  ACT OF 1933, AS AMENDED (THE "ACT"), OR
                  UNDER THE SECURITIES LAWS OF CERTAIN
                  STATES. THESE SECURITIES ARE SUBJECT TO
                  RESTRICTIONS ON TRANSFERABILITY AND RESALE
                  AND MAY NOT BE TRANSFERRED OR RESOLD
                  EXCEPT AS PERMITTED UNDER THE ACT AND THE
                  APPLICABLE STATE SECURITIES LAWS, PURSUANT
                  TO REGISTRATION OR EXEMPTION THEREFROM.

The legend set forth above will be removed by the Company from any certificate evidencing Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

         5.   NO TREATMENT AS AFFILIATE;  REGISTRATION

                  5.1 No Treatment as Affiliate. On the basis of the facts now in its possession, upon and following the Closing of the transactions contemplated by this Agreement, the Company shall not treat the Investor as an "affiliate" of the Company (as such term is defined in the Securities Act) for purposes of any federal or state securities laws.

                  5.2      Registration.

                           (a) Certain Definitions.  As used in this Section
5.2, the following terms shall have the following respective meanings:

                            "Registrable Securities" shall mean (i) all Shares
issued or issuable upon exercise of the Warrants, and (ii) any shares of Common Stock of the Company issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a stock dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

                            The terms "register," "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                            "Registration Statement" shall mean the registration
statement of the Company under the Securities Act contemplated by Section 5.2(b) below.

                           (b) Registration.

                                    (i)     Mandatory Registration.  The Company
shall prepare and file with the SEC as soon as practicable after the Closing, but no later than ten (10) days after the Closing Date, a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities) covering the resale of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable after filing, but in no event later than the first to occur of (i) the third (3rd) day after the SEC notifies the Company that the Registration Statement will not be reviewed by the SEC or that the SEC does not have any further comments on the Registration Statement and (ii) ninety
(90) days after the Closing Date, and to keep such Registration Statement current and effective pursuant to SEC Rule 415 at all times until such date as is the earlier of (A) the date on which all of the Registrable Securities have been sold, and (B) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Investor) may be immediately sold to the public without registration or restriction pursuant to Rule 144 under the Securities Act within a single three-month period (the "Registration Period"). The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to, and be subject to the reasonable approval of, the Investor and its counsel prior to the filing or other submission thereof to the SEC.

                                    (ii)    Permitted Delay Periods; Suspension
of Sales. If at any time prior to the expiration of the Registration Period, the Chief Executive Officer of the Company has determined in good faith that (A) compliance by the Company with its disclosure obligations in connection with the Registration Statement would be seriously detrimental to the Company and its shareholders, or (B) the Company then is unable to comply with its disclosure obligations or SEC requirements in connection with the Registration Statement, then in either such case the Company shall not be required to maintain the effectiveness thereof or amend or supplement the Registration Statement for a period (a "Permitted Delay Period") expiring upon the earlier to occur of (I) the date on which such material information is disclosed to the public or ceases to be material or the Company is able to so comply with its disclosure obligations and SEC requirements, or (II) sixty (60) days after the Chief Executive Officer of the Company makes such good faith determination. The Company will give prompt written notice to the Investor of each Permitted Delay Period. Such notice shall state to the extent, if any, as is practicable, an estimate of the duration of such Permitted Delay Period. The Investor, by its acceptance of any Registrable Securities, agrees that, upon receipt of such notice it will forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement, and will not deliver any prospectus forming a part thereof in connection with any sale of Registrable Securities, until the expiration of such Permitted Delay Period. There shall not be more than one (1) Permitted Delay Period in any twelve (12) month period.

                           (c) Obligations of the Company. In connection with
the registration of the Registrable Securities, the Company shall have the following obligations:

                                    (i)     No Registration Statement (including
any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    (ii) The Company shall prepare and file with
the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

                                    (iii) The Company shall furnish to the
Investor and its legal counsel (A) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (B) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (C) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities.

                                    (iv) The Company shall (A) register and
qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as the Investor reasonably requests, (B) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (C) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (D) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5.2(c)(iv), (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, or (IV) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

                                    (v)     As promptly as practicable after
becoming aware of such event, the Company shall notify the Investor of the happening of any event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission and deliver such number of copies of such supplement or amendment to the Investor as reasonably requested by the Investor.

                                    (vi) Except as provided in Section
5.2(b)(ii), the Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing the Registration Statement). The Company shall promptly notify the Investor of the issuance of any such order and the resolution thereof (and if the Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to the Investor as the Investor may reasonably request).

                                    (vii) The Company shall give a single firm
of counsel designated by the Investor the opportunity to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects in a timely fashion.

                                    (viii) At the request of the Investor, the
Company shall furnish, on the date of effectiveness of the Registration Statement, an opinion, dated as of such date, from counsel representing the Company addressed to the Investor and (1) in the case of an underwritten public offering, in form, scope and substance as is customarily given in an underwritten public offering, and (2) in all other cases, as mutually agreed by the Company and the Investor.

                                    (ix) The Company shall hold in confidence
and not make any disclosure of information concerning the Investor provided to the Company unless (A) disclosure of such information is necessary to comply with federal or state securities laws, (B) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (C) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (E) the Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                                    (x)     The Company shall promptly either
(A) cause all of the Registrable Securities covered by the Registration Statement to be listed on the NYSE, the AMEX or other national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) secure the designation and quotation of all of the Registrable Securities covered by the Registration Statement on the Nasdaq National Market and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers ("NASD") as such with respect to such Registrable Securities.

                                    (xi) The Company shall maintain a transfer
agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the first Registration Statement.

                                    (xii) The Company shall cooperate with the
Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request and registered in such names as the Investor may request, and, within five (5) business days after the Registration Statement is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investor) an opinion of such counsel as required by the transfer agent prior to the transfer of the Registrable Securities.

                                    (xiii) At the request of the Investor, the
Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in the Registration Statement.

                                    (xiv) The Company shall comply with all
applicable laws related to the Registration Statement and the offering and sale of securities thereunder and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC).

                                    (xv) The Company shall take all such other
actions as the Investor reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities.

                                    (xvi) From and after the date of this
Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in the Registration Statement under Section 5.2(b)(i) hereof or any amendment or supplement thereto under Section 5.2(c)(ii) hereof without the prior written consent of the Investor. The foregoing shall not apply to the extent, and only to the extent, that such holders are contractually entitled, as of the date of this Agreement, to so include their securities in such Registration Statement or amendment or supplement thereto; provided, however, that the Company shall use its best efforts to cause such holders to waive their rights to be so included (it being understood and agreed that the Company will not be required to seek a waiver from America Online in this regard).

                           (d) Obligations of the Investor. In connection with
the registration of the Registrable Securities, the Investor shall have the following obligations:

                                    (i)     It shall be a condition precedent to
the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least two (2) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor.

                                    (ii) The Investor, by its acceptance of the
Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

                                    (iii) The Investor agrees that, upon receipt
of any notice from the Company of the happening of any event of the kind described in Section 5.2(c)(vi) or 5.2(c)(vii), the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the Investor of the copies of the supplemented or amended prospectus contemplated by Section 5.2(c)(vi) or 5.2(c)(vii) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                                    (iv) The Investor agrees to comply with the
prospectus delivery requirements under the Securities Act in connection with the Investor's sales of the Registrable Securities.

                                    (v)     The Investor agrees, for so long as
the Investor owns any Registrable Securities and upon request of the underwriters managing any underwritten public offering of the Company's Common Stock, to enter into a standard form of lock-up agreement (not to exceed ninety
(90) days) in connection with such offering, provided that all officers and directors of the Company and all shareholders of the Company who hold at least the same number of shares of Common Stock of the Company (including such shares issuable upon exercise or conversion of exercisable or convertible securities) as the number of shares of Registrable Securities then held by the Investor, enter into the same form of lock-up agreement.

                           (e) Expenses of Registration. All reasonable expenses
incurred by the Company or the Investor in connection with registrations, filings or qualifications pursuant to Sections 5.2(b) and 5.2(c) above, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, the fees and disbursements of one counsel selected by the Investor, but not underwriting discounts and commissions, shall be borne by the Company. In addition, the Company shall pay all of the Investor's reasonable costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of the Investor hereunder. (f) Indemnification.

                                    (i)     To the extent permitted by law, the
Company will indemnify, hold harmless and defend (A) the Investor, and (B) the directors, officers, partners, members, employees and agents of the Investor and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon:

(A) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of the Registration Statement, or contained in the final prospectus related thereto (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (A) through (C) being, collectively, "Violations"). Subject to the restrictions set forth in Section 5.2(f)(iii) with respect to the number of legal counsel, the Company shall reimburse the Investor and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.2(f)(i): (A) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and
(C) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 5.2(c)(iii) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

                                    (ii) The Investor agrees to indemnify, hold
harmless and defend, to the same extent and in the same manner set forth in
Section 5.2(f)(i), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with the Registration Statement; and subject to
Section 5.2(f)(iii), the Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 5.2(f)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 5.2(f)(ii) and Section 5.2(g)) for only that amount as does not exceed the net proceeds actually received by the Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.2(f)(ii) shall not inure to the benefit of any Indemnified Party (i) with respect to any preliminary prospectus if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the final prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus, or (ii) with respect to any liability arising from the failure to deliver any prospectus if the Indemnified Party failed to deliver such prospectus as required under the Securities Act.

                                    (iii) Promptly after receipt by an
Indemnified Person or Indemnified Party under this Section 5.2(f) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 5.2(f), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the Investor, if the Investor is entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 5.2(f), except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 5.2(f) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                           (g) Reports Under the Exchange Act.  With a view to
making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                                    (i)     file with the SEC in a timely manner
and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

                                    (ii) furnish to the Investor, so long as the
Investor owns Registrable Securities, promptly upon written request, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or other report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.


         6.   MISCELLANEOUS

                  6.1 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  6.2 Governing Law. This Agreement will be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

                  6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  6.4 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections and paragraphs will, unless otherwise provided, refer to sections and paragraphs hereof.

                  6.5 Notices. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express under circumstances where such service guarantees next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 6.5.

                  6.6 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. The Investor will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee for which the Investor or any of its officers, employees, consultants or representatives is responsible. The Company will indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee for which the Company or any of its officers, employees, consultants or representatives is responsible.

                  6.7 Survival. All representations and warranties of the Investor and the Company contained herein shall survive the Closing until the first anniversary of the date of this Agreement, regardless of whether the applicable statute of limitations, including extensions thereof, may expire. All covenants and agreements of the Investor and the Company contained herein shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall expire by its terms). All claims in respect of any breach of such covenants or agreements shall survive the Closing until the expiration of one year following the non-breaching party's obtaining actual knowledge of such breach.

                  6.8 Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 6.8 will be binding upon the Investor, the Company and their respective successors and assigns.

                  6.9 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

                  6.10 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                  6.11 Further Assurances. From and after the date of this Agreement upon the request of the Investor or the Company, the Company and the Investor will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  6.12 Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

                  6.13 Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement, and the consummation of the transactions contemplated hereby and thereby, shall be the sole and exclusive responsibility of such party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EXCITE, INC.                                 NETSCAPE
                                             COMMUNICATIONS
                                             CORPORATION


By: /s/ Robert C. Hood                       By:  /s/ Mike Homer
   --------------------------------             -------------------------------

Name: Robert C. Hood                         Name: Mike Homer
     ------------------------------               -----------------------------

Title: EVP - CFO                             Title: EVP
      -----------------------------                ----------------------------

Date signed:    4/29/98                      Date Signed:   4/29/98
            -----------------------                      ----------------------

Address:  555 Broadway                       Address:  501 East Middlefield Road
          Redwood City, CA 94063                       Mountain View, CA  94043

Telephone No.: 650/568-6000                  Telephone No.:  650/254-1900

Facsimile No.:  650/568-6029                 Facsimile No.:  650/528-4123

                      [SIGNATURE PAGE TO WARRANT AGREEMENT]

                                    EXHIBIT A


                             FORM OF INITIAL WARRANT

                                    EXHIBIT B


                           FORM OF SUBSEQUENT WARRANT

                                    EXHIBIT C


                      FORM OF OPINION OF COMPANY'S COUNSEL


         (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and authority required to (a) carry on its business as presently conducted, and (b) enter into the Agreement and to consummate the transactions contemplated thereby, including the issuance of the Warrants (and the issuance of the Shares upon exercise thereof) to the Investor.

         (2) As of the date of the Agreement the capitalization of the Company is as follows:

                           (a) Common Stock.  A total of 50,000,000 authorized
shares of Common Stock, of which 22,317,229 shares were issued and outstanding as of March 31, 1998. All of such outstanding shares are validly issued, fully paid and non-assessable.

                           (b) Preferred Stock.  A total of 4,000,000 authorized
shares of Preferred Stock, none of which is issued or outstanding.

         (3) All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under the Agreement, the authorization and issuance of the Warrants and the authorization, reservation for issuance, issuance and delivery of all of the Shares issuable upon exercise of the Warrants has been taken, and the Agreement and the Warrants constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         (4) The Shares, when issued and delivered upon exercise of the Warrants in accordance with the terms thereof, shall be duly and validly issued, fully paid and nonassessable and not subject to any statutory preemptive rights.

         (5) Based in part on the representations made by the Investor in
Section 4 of the Agreement, the Warrants are being issued, and upon exercise thereof the Shares will be issued, in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of the state of California.

         (6) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreement, including the issuance of the Warrants and the issuance of the Shares upon exercise thereof, except for the filing of such qualifications or filings under the Securities Act and California securities laws as may be required in connection with the transactions contemplated by the Agreement. All such qualifications and filings have been made, in the case of qualifications, on or prior to the date hereof, and have been made or will be made, in the case of filings, within the time prescribed by law.

         (7) The execution, delivery and performance of the Agreement by the Company, and the consummation by the Company of the transactions contemplated thereby, including the issuance of the Warrants and the issuance of the Shares upon exercise thereof, do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company; (ii) constitute a material violation of any provision of any federal, state, local or foreign law, rule or regulation binding upon or applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any contract to which the Company is a party and which is attached as an Exhibit to one of the SEC Documents.